UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019 (May 9, 2019)

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK 10281
(Address of Principal Executive Offices, and Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	FDC	New York Stock Exchange

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 9, 2019, First Data Corporation (FDC) held its 2019 Annual Meeting of Shareholders. The results of the matters submitted to a vote of the shareholders are set forth below.

Proposal 1     Election of Directors

Shareholders re-elected Frank J. Bisignano, Henry R. Kravis, and Heidi G. Miller each to a three-year term.

	For	Withheld	Broker Non-Votes
Frank J. Bisignano	3,919,920,011	140,375,394	37,111,755
Henry R. Kravis	3,766,086,603	294,208,802	37,111,755
Heidi G. Miller	4,046,616,066	13,679,339	37,111,755

Proposal 2    Advisory Vote on Executive Compensation

Shareholders approved FDC’s compensation for its named executive officers on an advisory basis.

For	Against	Abstain	Broker Non-Votes
3,770,275,369	289,280,693	739,316	37,111,755

Proposal 3    Ratify appointment of Ernst & Young LLP

Shareholders ratified the appointment of Ernst & Young LLP as FDC’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain
4,088,765,892	8,473,415	167,853

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: May 13, 2019	By: /s/ Stanley J. Andersen Stanley J. Andersen Vice President and Assistant Secretary